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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       -----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                February 19, 2001
                                 Date of Report
                        (Date of earliest event reported)

                                UTEK CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


               333-93913                                  59-3603677
        (Commission File No.)               (IRS Employer Identification Number)


                            202 South Wheeler Street
                              Plant City, FL 33566
                    (Address of Principal Executive Offices)

                                 (813) 754-4330
              (Registrant's Telephone Number, Including Area Code)




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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


        Technology Development, Inc., a Florida corporation and wholly-owned subsidiary of UTEK Corporation (NASDAQ: UTOB) was acquired by The Quantum Group, Inc., a Nevada corporation (OTC BB: QTMG) in a tax-free stock for stock exchange. The Quantum Group, Inc. issued 1,446,153 unregistered shares of common stock in exchange for all of the issued and outstanding shares of Technology Development, Inc. The shares acquired in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933. The value of the consideration was estimated at $1.45 million based on the board of directors valuation of the transaction as of the closing date. As a result of the exchange, UTEK owns 18.5% of the issued and outstanding stock of The Quantum Group, Inc.

        Technology Development, Inc. holds a worldwide license for ground surface applications of a novel ice adhesion modification technology developed at Dartmouth College. The Quantum Group, Inc. has acquired Technology Development, Inc. to commercialize the Dartmouth de-icing technology for applications in motor vehicle roadways, bridges and tunnels; airport runways, taxiways and tarmacs; pedestrian walkways, bridges and tunnels; sports facilities and playgrounds; as well as for indoor and outdoor floors and ground covering systems. The Quantum Group, Inc. intends to seek sub-licensees for some of the fields of application.

        The amount of consideration was determined by arms-length negotiations between the parties. In June 2000, Advanced Recycling Sciences, Inc., a portfolio company of UTEK Corporation, merged with and into The Quantum Group, Inc. As a result of the merger, UTEK became the owner of 931,000 unregistered shares of common stock of the Quantum Group, Inc., which as of December 31, 2000, represented approximately 8.2% of the issued and outstanding shares of The Quantum Group, Inc.

        The exchange was consummated on February 19, 2001 in accordance with applicable law, and the press release announcing the closing of the transaction is attached as an exhibit hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements of business acquired.

        As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). Such financial statements shall be filed by amendment to this Form 8-K no later than May 4, 2001.

(b)     Pro forma financial information.
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        As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial statements required by this Item 7(b). Such financial statements shall be filed by amendment to this Form 8-K no later than May 4, 2001.

(c)     Exhibits.

2 Agreement and Plan of Reorganization dated February 19, 2001 between UTEK Corporation, Technology Development, Inc. and The Quantum Group, Inc.

23*     Consent of Ernst & Young LLP

99.1 Press Release of UTEK Corporation dated February 22, 2001 announcing the closing of the transaction.

*       To be filed by amendment.


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   March 6, 2001                       UTEK CORPORATION

                                                   By:/s/ Clifford M. Gross
                                                   -----------------------------
                                                   Clifford M. Gross
                                                   Chief Executive Officer




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                                INDEX TO EXHIBITS


        EXHIBIT
        NUMBER        DESCRIPTION

        2 Agreement and Plan of Reorganization dated February 19, 2001 between UTEK Corporation, Technology Development, Inc. and The Quantum Group, Inc.

        23*           Consent of Ernst & Young LLP

        99.1 Press Release of UTEK Corporation dated February 22, 2001 announcing the closing of the transaction.

        *             To be filed by amendment